UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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TRANS1 INC.

(Name of Registrant as Specified In Its Charter)

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March 4, 2013

_____________
_____________, _____________

Dear Dr. _____________,

Because you are a valuable customer of TranS1, I am pleased and excited to inform you of a major new development.  TranS1 is merging with Baxano - a leading provider of minimally invasive decompression and bone removal instruments, including the proprietary iO-Flex –a minimally invasive decompression instrument - to create a new company, a market- and technology-leading minimally invasive focused spine company.  The merger is expected to be finalized by early April.

As you may know, TranS1 began marketing the AxiaLIF pre-sacral fusion system in 2005 and had a very successful initial public stock offering in 2007, after which we achieved significant growth. In 2009, reimbursement for the AxiaLIF technology was significantly impaired, but over the last few years, we have made significant progress on the reimbursement front, culminating in receiving a Category I code for pre-sacral interbody fusion, and have also launched a best-in-class direct lateral fusion system called VEO. With significant reimbursement in place and continued success of VEO, we are projected to grow significantly in 2013 and well into the future.

Baxano is focused on developing minimally invasive tools to restore spine function and preserve healthy tissue for both decompression and fusion applications.  The minimally invasive approach of the iO-Flex® System instruments allows for safe, complete and precise removal of soft tissue and osseous tissue to achieve thorough direct decompression while preserving the stabilizing structures of the spine.

As a combined company, we will be able to significantly improve the service we offer you through access to a broader platform of products, including best-in-class minimally invasive fusion for pre-sacral and lateral access (AxiaLIF and VEO), and a pipeline of other MIS based products including eventually an MIS TLIF procedure to go with the iO-Tome® device presently in development.

It is anticipated that complete integration of the sales channel will not occur for a couple of quarters, which means that your interface with TranS1 should not change.  You will still be working with the same familiar faces, but now they will be backed up with even more resources.

Our surgeon training initiatives, with your help, will all continue as planned and we will look to gain early synergy in this area in the weeks and months to come. Also, we plan to continue to invest in our current Clinical Research initiatives including the RAMP, VEO and 2L+ Studies. Enrollment in our RAMP study will continue to be of key strategic importance for us in 2013.

Here is a link to the press release announcing the Baxano/Trans1 merger:  (insert link here).

Thank you for your support, and if you have any questions, feel free to contact me.  We will be in communication with you as the integration progresses.

Sincerely,

Ken Reali
President and CEO
TranS1, Inc.

Cautionary Statement

The merger discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Statements in this letter regarding the proposed merger between TranS1 and Baxano and any other statements about the Company's management team's future expectations, beliefs, goals, plans or prospects constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations.  Factors that could cause our results to differ materially from those described include, but are not limited to, the ability to consummate the transactions, the ability to successfully integrate our operations and employees, the ability to realize anticipated synergies and cost savings, the ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize our products, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, uncertainty surrounding the outcome of the matters relating to the subpoena issued to the Company by the Department of Health and Human Services, Office of Inspector General, stockholder class action lawsuits, and other economic and competitive factors, and the other factors described in the Company's filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports.  You are cautioned not to place undue reliance on these forward looking statements, which are based on TranS1's expectations as of the date of this letter and speak only as of the date of this letter.  We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger. The Company will file a proxy statement and other documents regarding the merger described in this letter with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY'S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and securityholders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC's website, http://www.sec.gov, and the Company's stockholders will receive information at an appropriate time on how to obtain the proxy statement and other transaction-related documents for free from the Company. Such documents are not currently available.

The Company and its directors, executive officers, certain members of management, and employees may have interests in the merger or be deemed to be participants in the solicitation of proxies of the Company's stockholders to approve the issuance of the Company's stock in connection with the merger. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for the Company's 2012 Annual Meeting of Stockholders filed with the SEC on April 30, 2012. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the merger when it becomes available.

www.TranS1.com

Corporate Headquarters: 110 Horizon Drive Suite 230 Raleigh, NC 27615 ph: 919-800-0020	Training Center: 200 Horizon Drive Suite 115 Raleigh, NC 27615 ph: 919-800-0020	Wilmington Office: 301 Government Center Drive Suite 100 Wilmington, NC 28403 ph: 910-332-1700